UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 23, 2005

                      HORIZON FINANCIAL CORP.
     (Exact name of registrant as specified in its charter)


        Washington            0-27062                      91-1695422
(State or other jurisdic-   (Commission                (I.R.S. Employer
 tion of incorporation)      File Number)             Identification No.)



   1500 Cornwall Avenue, Bellingham, Washington              98225
       (Address of principal executive offices)            (Zip Code)

    Registrant's telephone number, including area code:  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events

     On March 23, 2005, Horizon Financial Corp. issued a press release announcing that its Board of Directors has authorized the repurchase of up to 10.0% of the common stock of Horizon Financial Corp. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits

     (c)   Exhibits

     99.1  Press Release of Horizon Financial Corp. dated March 23, 2005.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      HORIZON FINANCIAL CORP.



Date:  March 24, 2005                 /s/V.Lawrence Evans
                                      -------------------------------------
                                      V. Lawrence Evans
                                      President and Chief Executive Officer
                                      (Principal Executive Officer)


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                                   EXHIBIT 99.1


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Horizon Financial Corp. Approves New Stock Repurchase
Program


BELLINGHAM, Wash.--March 23, 2005--Horizon Financial Corp. (Nasdaq:HRZB-News) announced today that its Board of Directors has approved a new stock repurchase program, allowing the company to buy up to 10% of total shares outstanding, or approximately 1.0 million shares. The plan runs for one year beginning on April 1, 2005.

"Repurchasing shares of Horizon stock contributes to improved earnings per share and, depending upon market conditions, is often an excellent use of capital," stated V. Lawrence Evans, Chairman and CEO. "This repurchase plan, which runs concurrent with our fiscal year 2006, replaces the program our Board approved a year ago, under which we repurchased and retired 450,880 shares."

Horizon Financial Corp. is a $933 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 17 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.

------------------
Contact:
     Horizon Financial Corp.
     V. Lawrence Evans
     Dennis Joines
     Rich Jacobson
     360-733-3050
     or
     The Cereghino Group
     Corporate Investor Relations, 206-762-0993
     www.stockvalues.com
     -------------------




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